Exhibit 99.3

COMPASS DIVERSIFIED HOLDINGS
PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(UNAUDITED)

    The following pro forma condensed combined financial statements give effect to the acquisition of Boa Holdings, Inc. ("Boa") with a total purchase price of approximately $454 million, as further described on the Form 8-K that we filed on October 19, 2020.

    The following pro forma condensed combined statements of operations for the year ended December 31, 2019 and the nine months ended September 30, 2020 give effect to the acquisition of Boa as if the acquisition had occurred on January 1, 2019. The proforma condensed combined balance sheet as of September 30, 2020 gives effect to the acquisition of Boa as if the acquisition was completed on September 30, 2020.

    The "as reported" financial information of Boa is derived from the historical financial statements of Boa for comparable periods which are included elsewhere in this Form 8-K. The "as reported" financial information for Compass Diversified Holdings (the "Company" or "Holdings") is derived from the audited financial statements of the Company as of December 31, 2019 and for the year ended December 31, 2019 as filed on Form 10-K dated February 26, 2020, and the unaudited financial statements of the Company as of September 30, 2020 and for the nine months ended September 30, 2020 as filed on Form 10-Q dated October 28, 2020.

    Assumptions underlying the pro forma adjustments necessary to reasonably present this unaudited pro forma condensed combined financial information are described in the accompanying notes. The pro forma adjustments described in the accompanying notes have been made based on the available information and, in the opinion of management, are reasonable. The preliminary purchase price has been allocated on a provisional basis to assets acquired and liabilities assumed in connection with the acquisition based on the estimated fair value as of the completion of the acquisition. The unaudited pro forma condensed combined statements of operations reflect the adjustments to the historical consolidated results of operations that are expected to have a continuing effect. The unaudited pro forma condensed combined statements of operations do not include certain items such as transaction costs related to the acquisition. The final purchase price allocation is subject to the final determination of the fair value of assets acquired and liabilities assumed and, therefore, that allocation and the resulting effect on income from operations may differ materially from the unaudited pro forma amounts included herein.

    The historical consolidated financial information has been adjusted to give effect to estimated pro forma events that are directly attributable to the acquisition, factually supportable and, with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the consolidated results of operations. The unaudited pro forma condensed combined financial information should not be considered indicative of actual results that would have been achieved had the acquisition occurred on the date indicated and do not purport to indicate results of operations for any future period.

You should read these unaudited pro forma condensed combined financial statements in conjunction with the accompanying notes, the financial statements of Boa included in this Form 8-K and the consolidated financial statements of the Company, including the notes thereto as previously filed.

Compass Diversified Holdings
Pro Forma Condensed Combined Balance Sheet at September 30, 2020
(unaudited)

(in thousands)	Compass Diversified Holdings as Reported	Boa as Reported	Pro Forma Adjustments		Pro Forma Combined Compass Diversified Holdings
Assets
Current assets:
Cash and cash equivalents	$176,819	$81,558	$(171,225)	(a),(e)	$87,152
Accounts receivable, net	242,947	1,356	—		244,303
Inventories	344,036	4,333	508	(b)	348,877
Prepaid expenses and other current assets	36,873	4,835	—		41,708
Total current assets	800,675	92,082	(170,717)		722,040
Property, plant and equipment, net	155,601	9,012	6,460	(b)	171,073
Goodwill	508,464	—	263,483	(b)	771,947
Intangible assets, net	619,925	3,992	232,708	(b)	856,625
Other non-current assets	107,319	1,563	13,105	(c)	121,987
Total assets	$2,191,984	$106,649	$345,039		$2,643,672
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$98,192	$3,527	$—		$101,719
Accrued expenses	151,279	5,248	—		156,527
Due to related party	9,283	—	—		9,283
Other current liabilities	25,022	2,926	2,600	(c)	30,548
Total current liabilities	283,776	11,701	2,600		298,077
Deferred income taxes	30,854	—	62,315	(b)	93,169
Long-term debt	592,107	—	300,000	(a)	892,107
Other non-current liabilities	94,554	2,933	10,505	(c)	107,992
Total liabilities	1,001,291	14,634	375,420		1,391,345

Stockholders’ equity
Trust preferred shares, no par value	303,918	—	—		303,918
Trust common shares, no par value	1,008,564	—	—		1,008,564
Accumulated other comprehensive income (loss)	(4,447)	98	(98)	(d)	(4,447)
Accumulated deficit	(188,136)	91,917	(91,917)	(e)	(188,136)
Total stockholders’ equity attributable to Holdings	1,119,899	92,015	(92,015)		1,119,899
Noncontrolling interest	70,794	—	61,634	(b)	132,428
Total stockholders’ equity	1,190,693	92,015	(30,381)		1,252,327
Total liabilities and stockholders’ equity	$2,191,984	$106,649	$345,039		$2,643,672

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Information.

Compass Diversified Holdings
Pro Forma Condensed Combined Statement of Operations
for the year ended December 31, 2019
(unaudited)

(in thousands, except per share data)	Compass Diversified Holdings as Reported	Boa as Reported	Pro Forma Adjustments		Pro Forma Combined Compass Diversified Holdings
Net revenues	$1,450,253	$106,276	$—		$1,556,529
Cost of revenues	930,810	45,032	26	(f)	975,868
Gross Profit	519,443	61,244	(26)		580,661

Operating expenses:
Selling, general and administrative expense	335,181	37,637	95	(f)	372,913
Management fees	37,030	—	4,540	(g)	41,570
Amortization expense	54,155	223	15,378	(h)	69,756
Impairment expense	32,881	—	—		32,881
Operating income	60,196	23,384	(20,039)		63,541

Other income (expense):
Interest income (expense), net	(58,216)	940	(9,000)	(i)	(66,276)
Amortization of debt issuance costs	(3,314)	—	—		(3,314)
Loss on debt extinguishment	(12,319)	—	—		(12,319)
Loss on sale of securities (refer to Note C)	(10,193)	—	—		(10,193)
Other income (expense), net	(2,185)	(51)	—		(2,236)
Income (loss) from continuing operations before income taxes	(26,031)	24,273	(29,039)		(30,797)
Provision for income taxes	14,742	5,452	—		20,194
Net income (loss) from continuing operations	(40,773)	18,821	(29,039)		(50,991)
Less: Income from continuing operations attributable to noncontrolling interest	5,542	—	3,411	(j)	8,953
Net income (loss) attributable to Holdings	$(46,315)	$18,821	$(32,450)		$(59,944)

Basic and fully diluted loss per share attributable to Holdings	$(2.17)				$(2.39)

Weighted average number of shares	59,900				59,900

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Information.

Compass Diversified Holdings
Pro Forma Condensed Combined Statement of Operations
for the nine months ended September 30, 2020
(unaudited)

(in thousands, except per share data)	Compass Diversified Holdings as Reported	Boa as Reported	Pro Forma Adjustments		Pro Forma Combined Compass Diversified Holdings
Net revenues	$1,085,979	$77,173	$—		$1,163,152
Cost of revenues	695,304	31,074	72	(f)	726,450
Gross Profit	390,675	46,099	(72)		436,702

Operating expenses:
Selling, general and administrative expense	260,850	27,765	(98)	(f)	288,517
Management fees	23,436	—	3,405	(g)	26,841
Amortization expense	43,506	184	11,517	(h)	55,207
Operating income	62,883	18,150	(14,896)		66,137

Other income (expense):
Interest income (expense), net	(32,122)	149	(6,750)	(i)	(38,723)
Amortization of debt issuance cost	(1,795)	—	—		(1,795)
Other income (expense), net	(2,172)	173	—		(1,999)
Income (loss) from continuing operations before income taxes	26,794	18,472	(21,646)		23,620
Provision for income taxes	8,477	105	—		8,582
Net income from continuing operations	18,317	18,367	(21,646)		15,038
Less: Net income from continuing operations attributable to noncontrolling interest	4,003	—	3,328	(j)	7,331
Net income (loss) attributable to Holdings from continuing operations	$14,314	$18,367	$(24,974)		$7,707

Basic and fully diluted loss per share attributable to Holdings	$(0.33)				$(0.43)

Weighted average number of shares	62,556				62,556

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Information.

Compass Diversified Holdings
Notes to Pro Forma Condensed Combined Financial Statements
(Unaudited)

Pro forma information is intended to reflect the impact of the acquisition of Boa on the Company’s historical financial position and results of operations through adjustments that are directly attributable to the transaction, that are factually supportable and, with respect to the pro forma condensed combined statements of operations that are expected to have a continuing impact. This information in Note 1 provides a description of each of the pro forma adjustments from each line item in the pro forma condensed combined financial statements together with information explaining how the adjustments were derived or calculated.

Note 1. Pro Forma Adjustments

Balance Sheet

The following adjustments correspond to those included in the pro forma unaudited condensed combined balance sheet as of September 30, 2020:

(a)    The following reflects the use of cash on hand and the drawdown on the 2018 Revolving Credit Facility to reflect the financing of the acquisition.

(in thousands)	Boa Acquisition
Cash	$99,225
Revolving credit facility	300,000
$399,225

(b)    The following reflects the adjustments necessary to reflect: (i) the allocation of the purchase price to inventory, property, plant and equipment, intangible assets, goodwill and the related deferred tax liability resulting from the step up in basis and; (ii) the assignment of noncontrolling shareholder interest derived from the equity value contributed by noncontrolling shareholders. The adjustment to inventory represents the estimated adjustment to step up Boa's finished goods inventory to fair value. The fair value was determined based on the estimated selling price less the selling costs and a normal profit margin on those selling efforts. After the acquisition, the step-up in inventory value will increase cost of revenues over approximately three months as the inventory is sold. This increase is not reflected in the pro forma condensed combined statements of operations because it does not have a continuing impact.

(in thousands)	September 30, 2020
Inventory	$508
Property, plant and equipment	6,460
Intangible assets	232,708
Goodwill	263,483
Deferred tax liability	(62,315)
Noncontrolling interest	(61,634)
$379,210

(c)     To reflect the adoption of Accounting Standards Update No. 2016-02, Leases ("Topic 842").

(in thousands)	September 30, 2020
Right-of-use asset	13,105

Lease liability - current	2,600
Lease liability - long-term	10,505
13,105

(d)     Represents the elimination of accumulated other comprehensive income of Boa.

(in thousands)	Boa
Accumulated other comprehensive income	$(98)

(e)    Represents the elimination of historical stockholders' equity of Boa. Immediately prior to the acquisition of Boa by the Company, Boa paid a distribution of $72 million to shareholders. The elimination of historical stockholder' equity of Boa reflects the distribution. The elimination of historical additional-paid-in-capital has been combined with accumulated deficit in the accompanying condensed combined pro forma balance sheet as of September 30, 2020 to conform with the presentation of the Company's stockholders' equity.

(in thousands)	Boa
Cash	$72,000
Retained earnings	$(72,000)

(in thousands)	Boa
Common stock	$—
Additional-paid-in-capital	(11,944)
Retained earnings	(7,973)
Total Stockholders' equity	$(19,917)

Statement of Operations

The following adjustments correspond to those included in the unaudited pro forma condensed combined statements of operations for all periods presented:

(f) Depreciation expense

To record the adjustment to depreciation expense included in cost of revenues and selling, general and administrative expense for the revised property, plant and equipment amount associated with the preliminary allocation of the purchase price (in thousands):

Cost of revenues	For the year ended December 31, 2019	For the nine months ended September 30, 2020
Historical depreciation expense	$(1,293)	$(917)
Revised depreciation expense	1,319	989
	$26	$72

Selling, general and administrative expense	For the year ended December 31, 2019	For the nine months ended September 30, 2020
Historical depreciation expense	$(2,466)	$(2,019)
Revised depreciation expense	2,561	1,921
	$95	$(98)
(g) Management fee
To record the annual management fee payable to Compass Group Management (our Manager) calculated as 1% of the aggregate purchase price of Boa.

(in thousands)	For the year ended December 31, 2019	For the nine months ended September 30, 2020
Management Fee	$4,540	$3,405

(h) To record the adjustment to amortization expense for the revised intangible assets associated with the preliminary allocation of the purchase price. See Note 2 for the detail on intangible assets acquired.

(in thousands)	For the year ended December 31, 2019	For the nine months ended September 30, 2020
Historical amortization expense	$(223)	$(184)
Revised amortization expense	15,601	11,701
	$15,378	$11,517

(i) To record the interest expense associated with the $300 million of revolver borrowings used to fund the acquisition, offset by lower commitment fees (unused fees) on the revolving credit facility. The annual interest rate assumed was 3.25% for the revolving credit facility based on the average rate at September 30, 2020, and the commitment fee was 0.25%.

(in thousands)	For the year ended December 31, 2019

Revolver borrowings	$300,000
3.25%
$9,750
Less: Commitment fee	$300,000
0.25%
$750
Revised interest expense	$9,000

For the nine months ended September 30, 2020
Revised interest expense - 9 months	$6,750

(in thousands)	For the year ended December 31, 2019	For the nine months ended September 30, 2020
Interest expense	$9,000	$6,750

(j)    To record the noncontrolling interest associated with Boa's net income for the periods presented.

(in thousands)	For the year ended December 31, 2019	For the nine months ended September 30, 2020
Boa Net Income	$18,821	$18,367
Noncontrolling interest ownership percentage	18.1%	18.1%
	$3,411	$3,328

Note 2. Purchase Price Allocation and Valuation Assumptions

The following table summarizes the preliminary purchase price for the Boa acquisition (in thousands):

Acquisition Consideration

Gross purchase price	$454,000
Working capital adjustment - preliminary	(1,076)
Other adjustment	(2,592)
Cash acquired - preliminary	6,600
$456,932
Less: Transaction costs	2,517
Net purchase price	$459,449

The purchase price is preliminary and is subject to adjustment based upon the difference between the estimated net working capital to be transferred and the actual amount of working capital transferred on the date of closing. The initial purchase price has been allocated to the acquired assets and assumed liabilities based on estimated fair values. The purchase price allocation is preliminary pending a final determination of the fair values of the assets and liabilities. The table below provides the provisional recording of assets acquired and liabilities assumed as of the acquisition date. The amounts recorded for inventory, property, plant and equipment, intangible assets and goodwill are preliminary pending finalization of valuation efforts.

Amounts Recognized as of the acquisition Date
(in thousands)	Preliminary
Assets:
Cash	$7,677
Accounts receivable, net	2,065
Inventory, net	5,203
Property, plant and equipment	15,432
Intangible assets	236,700
Goodwill	257,743
Other current and non-current assets	19,813
Total assets	544,633

Liabilities and Noncontrolling Interest:
Current liabilities	$10,816
Other liabilities	131,402
Deferred tax liabilities	62,315
Noncontrolling interest	61,634
$266,167

Net assets acquired	$278,466
Intercompany loans	119,349
Noncontrolling interest	61,634
$459,449

Transaction costs incurred	$2,517

The preliminary allocation presented above is based upon management's estimate of the fair values using valuation techniques including income, cost and market approaches. In estimating the fair value of the acquired assets and assumed liabilities, the fair value estimates are based on, but not limited to, expected future revenue and cash flows, expected future growth rates and estimated discount rates. Current and noncurrent assets and current and other liabilities are estimated at their historical carrying values. Property, plant and equipment is valued through a preliminary purchase price appraisal and will be depreciated on a straight-line basis over the respective remaining useful lives. Goodwill is calculated as the excess of the consideration transferred over the fair value of the identifiable net assets and represents the future economic benefits expected to arise from other intangible assets acquired that do not qualify for separate recognition, including assembled workforce and non-contractual relationships, as well as expected future synergies. The Company does not expect the goodwill balance to be deductible for tax purposes.

The identified intangible assets are definite lived intangibles and will be amortized over the estimated useful life assigned to the underlying intangible asset. The intangible assets preliminarily recorded in connection with the Boa acquisition are as follows (in thousands):

Intangible Assets	Amount	Estimated Useful Life

Tradename	$84,300	20 years
Technology	72,900	10 - 12 years
Customer Relationships	73,000	15 years
In-process research and development	6,500	18 years
	$236,700

Note 3. Earnings Per Share
Basic and fully diluted earnings per Trust common share is computed using the two-class method which requires companies to allocate participating securities that have rights to earnings that otherwise would have been available to common shareholders as a separate class of securities in calculating earnings per share. The Company has granted Allocation Interests that contain participating rights to receive profit allocations upon the occurrence of certain events, and has issued preferred shares that have rights to distributions when, and if, declared by the Company's Board of Directors. The calculation of basic and fully diluted earnings per Trust common share is computed by dividing income available to common shareholders by the weighted average number of Trust common shares outstanding during the period. Earnings per common share reflects the effect of distributions that were declared and paid to holders of the Allocation Interests, and distributions that were paid or cumulative on preferred shares during the period.
Reconciliation of pro forma net income (loss) from continuing operations available to common shares of Holdings
The following table reconciles net income (loss) attributable to the common shares of Holdings:

(in thousands)	Year ended	Nine months ended
	December 31, 2019	September 30, 2020
Pro forma net income (loss) from continuing operations attributable to Holdings	$(59,943)	$7,707
Less: Distributions paid - Allocation Interests	60,369	9,087
Less: Distributions paid - Preferred Shares	15,125	17,633
Less: Accrued distributions - Preferred Shares	2,315	2,869
Pro forma net loss from continuing operations attributable to Holdings	$(137,752)	$(21,882)

Pro forma earnings per share - continuing operations

	Year ended	Nine months ended
(in thousands, except per share data)	December 31, 2019	September 30, 2020

Pro forma net loss from continuing operations attributable to Holdings	$(137,752)	$(21,882)
Less: Effect of Contribution based profit - Holding Event	5,659	5,134
Pro forma loss from Holdings attributable to common shares	$(143,411)	$(27,016)

Basic and diluted weighted average common shares of Holdings	59,900	62,556

Basic and fully diluted pro forma income (loss) per share attributable to Holdings
Continuing operations	$(2.39)	$(0.43)